Exhibit 23.1


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


 As the independent registered public accounting firm, we hereby consent to the inclusion of our report dated December 15, 2005 for the years ended October 31, 2005 and 2004 in Rapid Link, Incorporated's Annual Report on Form 10-KSB for the year ended October 31, 2005 as well as the incorporation by reference of such reports into the Company's previously filed Registration Statement File No. 333-82622.


 /s/ KBA Group LLP
 Dallas, Texas
 January 30, 2006